Exhibit 99.1

OXIGENE NAMES EXPERIENCED BIOTECH EXECUTIVE, DAVID J. CHAPLIN, PH.D., AS PRESIDENT AND CHIEF EXECUTIVE OFFICER

SOUTH SAN FRANCISCO, Calif., May 16, 2014 (GLOBE NEWSWIRE) — OXiGENE, Inc. (Nasdaq:OXGN), a clinical-stage biopharmaceutical company developing novel therapeutics to treat cancer, announced that David (Dai) Chaplin, Ph.D., has been appointed to the position of President and Chief Executive Officer, replacing Peter Langecker, M.D., Ph.D.

Dr. Chaplin, a recognized international leader in pharmacology and tumor biology, and a current member of OXiGENE’s Board of Directors, brings extensive experience in the fields of oncology research and cancer drug development. Dr. Chaplin has served as a senior member of the management team of several biopharma companies. During this time, his pioneering research and development in the area of vascular disrupting strategies resulted in the identification of Combretastatin A4P (ZYBRESTAT®) (fosbretabulin tromethamine), a promising anti-cancer therapy currently in advanced clinical trials. Prior to joining OXiGENE in 2000 as Chief Scientific Officer, Dr. Chaplin served as Vice President of Oncology for Aventis (now Sanofi), where he was in charge of all oncology drug discovery and early clinical development worldwide. He has published over 180 research papers in peer-reviewed journals, many on the subject of vascular targeting and tumor blood flow.

On behalf of OXiGENE’s board, chairman Fred Driscoll said, “We are pleased to have a person of Dai’s caliber and reputation on our management team to lead the Company and its compounds towards potential commercialization.” Mr. Driscoll continued, “Dai’s background in anti-cancer drug development, in particular his extensive knowledge of ZYBRESTAT, and his involvement with OXiGENE dating back to 2000 make him a superb choice to lead the Company at this time.”

Dr. Chaplin holds a Ph.D. in Tumor Biology from the University of London. He received a B.Sc. Honors degree in Chemistry from the University of Essex, and an M.Sc. in Pharmacology from the University of Southampton.

“I am honored to assume my new role and to lead OXiGENE in its next phase of development and growth, including the clinical, regulatory and business development activities that will be required to bring ZYBRESTAT to potential market commercialization,” commented Dr. Chaplin. “I look forward to working with the team of employees at OXiGENE as we strive to bring new therapeutics to patients with significant unmet medical needs.”

Mr. Driscoll concluded, “We thank Peter Langecker for his leadership over the past five years during an important and challenging phase of OXiGENE’s growth and development. We wish Peter success in his future endeavors.”

About OXiGENE

OXiGENE is a clinical-stage biopharmaceutical company developing novel therapeutics to treat cancer. The Company is focused on developing vascular disrupting agents (VDAs), which are compounds that selectively disrupt abnormal blood vessels associated with solid tumor survival and progression. The Company’s lead clinical product candidate, ZYBRESTAT® (fosbretabulin tromethamine), is in development as a potential treatment for solid tumors. OXi4503, its second-generation product candidate, is in development for acute myeloid leukemia (AML). OXiGENE is dedicated to leveraging its intellectual property and therapeutic development expertise to bring life-extending and life-enhancing medicines to patients.

Safe Harbor Statement

This news release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Any or all of the forward-looking statements in this press release, which include the timing of advancement, outcomes, data and regulatory guidance relative to our clinical programs and achievement of our business and financing objectives may turn out to be wrong. Forward-looking statements can be affected by inaccurate assumptions OXiGENE might make or by known or unknown risks and uncertainties, including, but not limited to, the inherent risks of drug development, manufacturing and regulatory review, and the availability of additional financing to continue development of our programs. Additional information concerning factors that could cause actual results to materially differ from those in the forward-looking statements is contained in OXiGENE’s reports to the Securities and Exchange Commission, including OXiGENE’s reports on Form 10-K, 10-Q and 8-K. However, OXiGENE undertakes no obligation to publicly update forward-looking statements, whether because of new information, future events or otherwise. Please refer to our Annual Report on Form 10-K for the fiscal year ended December 31, 2013.